UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2012

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 7, 2012, a shareholder derivative lawsuit was filed in the U.S. District Court for the District of Colorado against certain current and former directors and executives of DaVita Inc. (the “Company”) and against the Company, as nominal defendant. The complaint alleges, among other things, that certain of the Company’s current and past officers and directors breached fiduciary duties to the Company relating to the Company’s previously disclosed agreement in principal to settle all allegations relating to claims arising out of the litigation filed in 2002 in the U.S. District Court in the Eastern District of Texas and other previously disclosed inquiries by the federal government and qui tam proceedings. Neither the Company nor the individual defendants have been served in this lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: August 10, 2012	By:	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer and Corporate Secretary